Series 1 2CE  Putnam International Growth and Income
Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended December 31, 2004, Putnam Management
has assumed $20,689 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1 	Class A 	2,756
		Class B 	  541
		Class C 	  62

72DD2	Class M 	62
		Class R	0

73A1		Class A	0.088
		Class B 	0.024
		Class C 	0.029

73A2		Class M 	0.046
		Class R	0.092

74U1		Class A	31,762
		Class B 	22,226
		Class C 	 2,174

74U2		Class M 	1,359
		Class R	    2
		Class Y	1,564

74V1		Class A 	11.88
		Class B 	11.69
		Class C 	11.81

74V2		Class M 	11.85
		Class R	11.85
		Class Y	11.90